Exhibit 23.2

             Consent of Deloitte & Touche, LLP, Independent Auditors


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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ligand Pharmaceuticals Incorporated on Form S-8 of our report dated February 25, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle), appearing in the Annual Report on Form 10-K of Ligand Pharmaceuticals Incorporated for the year ended December 31, 2002.


/S/DELOITTE & TOUCHE LLP


San Diego, California
June 23, 2003